Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI)
BlackRock Global Allocation Portfolio (Ins - Series)   (BVA_GA)
AZL BlackRock Global Allocation Fund - trading sleeve   (E_AZ-GA)
Transamerica Global Allocation   (E_AT-GA)
BlackRock Credit Allocation Income Trust I, Inc.   (PSW)
MassMutual Select BlackRock Global Allocation Fund   (E_MM-GA)
BlackRock High Income Shares   (HIS)
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock Credit Allocation Income Trust III   (BPP)
BlackRock Senior High Income Fund, Inc.   (ARK)
BlackRock Corporate High Yield Fund, Inc.   (COY)
BlackRock Corporate High Yield Fund III, Inc.   (CYE)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY)
BlackRock Credit Allocation Income Trust II, Inc.   (PSY)
JNL BlackRock Global Allocation - trading sleeve   (E_JN-GA)
BlackRock Corporate High Yield Fund V, Inc.   (HYV)
BlackRock Corporate High Yield Fund VI, Inc.   (HYT)
BlackRock Multi-Asset Income - Preferred Stock Portfolio (BR-INC-PS) BlackRock Credit Allocation Income Trust IV (Preferred Sleeve) (BTZ-
PREF)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
BlackRock Global Allocation V.I. Fund (US)   (BVA_GAVI)
BlackRock Funds II, High Yield Bond Portfolio   (BR-HIYLD)
BlackRock Global Allocation Fund, Inc. (US)   (BR_GAF)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
10-22-2012

Security Type:
EQUITY/PFD

Issuer
Citigroup Inc.

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., UBS Securities LLC,
Barclays Capital Inc., Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, RBS
Securities Inc., ABN AMRO Securities (USA) LLC,
Banca IMI S.p.A., Banco BTG Pactual S.A. - Cayman
Branch, BNY Mellon Capital Markets, LLC, Capital
One Southcoast, Inc., ING Financial Markets LLC,
KKR Capital Markets LLC, Lloyds TSB Bank plc,
Mitsubishi UFJ Securities (USA), Inc., Mizuho
Securities USA Inc., RBC Capital Markets, LLC,
Scotia Capital (USA) Inc., SG Americas Securities,
LLC, SMBC Nikko Capital Markets Limited, TD
Securities (USA) LLC, Wells Fargo Securities, LLC,
BB&T Capital Markets, a division of Scott &
Stringfellow, LLC, Blaylock Robert Van, LLC,
CastleOak Securities, L.P., CIBC World Markets
Corp., Commerz Markets LLC, Credit Agricole
Securities (USA) Inc., Drexel Hamilton, LLC,
KeyBanc Capital Markets Inc., Lebenthal & Co.,
LLC, M.R. Beal & Company, Macquarie Capital (USA)
Inc., MFR Securities, Inc., Mischler Financial
Group, Inc., Natixis Securities Americas LLC,
Nomura Securities International, Inc., PNC Capital
Markets LLC, RB International Markets (USA) LLC,
Samuel A. Ramirez & Company, Inc., Santander
Investment Securities Inc., The Williams Capital
Group, L.P., UniCredit Capital Markets LLC.



Transaction Details

Date of Purchase
10-22-2012

Purchase Price/Share
(per share / % of par)
$100.00

Total Commission, Spread or Profit
1.5

1.	Aggregate Principal Amount Purchased (a+b)
$100,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$62,455,000

b. Other BlackRock Clients
$37,545,000

2.	Aggregate Principal Amount of Offering
$1,500,000,000

Fund Ratio  [Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.0667


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
10-24-2012
Global Syndicate Team Member


Approved by:
Yesenia Peluso
Date:
11-06-2012
Senior Global Syndicate Team Member